CONSENT


     I, Sheila G. Covino, hereby consent to the use of my opinion dated September 20, 2000 and my name under the caption "Legal Matters" in the amendment SB-2 Registration Statement and prospectus, and any subsdquent amendments thereto, as filed with the Securities and Exchange Commission. of Digital Capital.com, Inc.





                                            /s/Sheila G. Corvino
                                            ---------------------
                                             Sheila G. Corvino


Dated: September 20, 2000